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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]



                                  May 29, 1998



Equity Office Properties Trust
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606

Dear Ladies and Gentlemen:

                  We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-11 (Reg. No. 333-51597), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of 10,000,000 Series C Cumulative Redeemable Preferred Shares of Beneficial Interest ($.01 par value per share) (liquidation preference $25.00 per share), all of which shares (the "Shares") are to be issued by the Company as set forth in the preliminary prospectus dated May 29, 1998 (the "Preliminary Prospectus") which forms a part of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of the opinions expressed in this letter, we have examined copies of the following documents:

                  1.   An executed copy of the Registration Statement.

                  2.   The Preliminary Prospectus.

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EOP Operating Limited Partnership
May 28, 1998
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                  3.   The Company's Articles of Amendment and Restatement of
                       Declaration of Trust (the "Declaration"), as certified by the Maryland State Department of Assessments and Taxation (the "Maryland SDAT") on April 22, 1998, and by the Secretary of the Company on the date hereof, as then being complete, accurate and in effect.

                  4. The proposed form of Articles Supplementary to the Declaration.

                  5. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  6. Certain resolutions of the Board of Trustees of the Company adopted on April 27, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the authorization of the Underwriting Agreement (as defined below), and arrangements in connection therewith, and the issuance and sale of the Shares on the terms set forth therein.

                  7. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, as filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and Maryland contract law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.


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EOP Operating Limited Partnership
May 28, 1998
Page 3


                  Based upon, subject to and limited by the foregoing, we are of the opinion that, following (a) final action by the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") approving the price of the Shares, (b) execution and delivery by the Company of the Underwriting Agreement, (c) effectiveness of the Registration Statement, (d) issuance of the Shares pursuant to the terms of the Underwriting Agreement and (e) receipt by the Company of the consideration for the Shares specified in the resolutions of the Pricing Committee, the Shares will be validly issued, fully paid and non-assessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                 Very truly yours,



                                                 HOGAN & HARTSON L.L.P.